UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2005

DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-11690 (Commission File Number)	34-1723097 (IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 755-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit 1 Underwriting Agreement Dated as of April 25, 2005

Item 8.01 Other Events.

     On April 25, 2005, Developers Diversified Realty Corporation, an Ohio Corporation (“DDR”), entered into an underwriting agreement with Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein, to sell $200,000,000 in principal amount of its 5.0% Notes due 2010 and $200,000,000 in principal amount of its 5.5% Notes due 2015, to be issued under DDR’s previously filed Registration Statement on Form S-3 (File No. 333-117550).

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

     The following Exhibits are filed as part of this report and as Exhibits to the Registration Statement:

Exhibit 1	Underwriting Agreement dated as of April 25, 2005 by and between Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein, and DDR.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation (Registrant)

Date:April 27, 2005
/s/ William H. Schafer
William H. Schafer
Senior Vice President and Chief Financial Officer